NYSE: SGI N o v e m b e r 2 0 2 5

Leader in the $120 billion1 global bedding market. Broad, sustainable competitive advantages across iconic brands, capabilities, and scale; industry-leading design and manufacturing capabilities; vertically integrated operations; worldwide omni-channel distribution network. Attractive secular industry growth prospects as consumers increasingly connect sleep with health and wellness. Opportunities for sales growth and margin expansion through market share gains, scale benefits and value-added product innovation. Strong free cash flow2 and balance sheet provide financial flexibility. Seasoned management team with proven track record of disciplined capital allocation, including reinvesting in the business, dividends, share repurchases and acquisitions. SOMNIGROUP INVESTMENT THESIS 2

In February 2025, the Company was reimagined, and Somnigroup International Inc. was founded, reflecting the transformative nature of the Mattress Firm acquisition. Somnigroup provides sleep solutions with a portfolio of outstanding businesses with iconic brands. SOMN = sleep OMNI = omnichannel GROUP = company comprised of multiple subsidiaries enriching people’s lives through the power of a good night’s sleep 3 ABOUT SOMNIGROUP

High-level strategic direction • Corporate governance • Capital allocation Tactical go-to-market strategy • Operational excellence • Passionate customer service SOMNIGROUP’S STRUCTURE 4

SOMNIGROUP 5 CONSUMER-CENTRIC INNOVATION DIVERSIFIED PORTFOLIO MANUFACTURING & LOGISTICS OMNI-CHANNEL RETAIL • Advanced R&D capabilities driving continuous solutions-based innovation • Diverse brand portfolio includes the most highly recognized brands in the industry • Global manufacturing footprint with advanced manufacturing and logistics capabilities • Leading bedding retailer in the U.S. and UK • Integrated brick- and-mortar and e-commerce ecosystem The world’s largest bedding company, dedicated to enriching people’s lives through the power of a great night’s sleep.

SOMNIGROUP 6 Optimize investments in sleep technology Improve targeted innovation Drive advertising share of voice Enhance consumer outcomes Accelerate continuous feedback loop Uniquely positioned to optimize consumer experience

SOMNIGROUP’S VERTICALLY INTEGRATED STRATEGY 7 OPERATIONS FACILITIES W I T H RETAIL STORES 20,000 associates Manufacturing and R&D facilities Distribution centers Logistics fleet Mattress Firm retail stores Dreams retail stores Tempur® retail stores E-commerce platforms SOMNIGROUP ECOSYSTEM

DIRECT TO CONSUMER as a percentage of TOTAL SALES SOMNIGROUP’S JOURNEY TO VERTICAL RETAILER 8 4% 4% 7% 9% 13% 13% 18% 23% 24% 25% 65% 0% 10% 20% 30% 40% 50% 60% 70% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Q3'25

KINDRA BELLIS CIO DAVID MONTGOMERY EVP, GLOBAL BUSINESS DEVELOPMENT SOMNIGROUP EXECUTIVE TEAM 9 SCOTT THOMPSON CHAIRMAN, CEO CLIFF BUSTER CEO STEVE RUSING CEO JONATHAN HIRST CEO TOM MURRAY EVP, CMO KINDEL NUÑO CHRO, GC BHASKAR RAO EVP, CFO

1. Expands consumer touchpoints to enhance ability to keep pace with evolving consumer preferences 2. Accelerates U.S. omni-channel strategy, enabling a seamless consumer experience 3. Simplifies consumer purchase journey, reducing friction at each touchpoint 4. Aligns new product development and testing, facilitating consumer-centric innovation 5. Streamlines operations and enhances supply chain management, resulting in operational efficiencies 6. Drives adjusted EPS2 accretion MATTRESS FIRM TRANSACTION RATIONALE 10

SOMNIGROUP’S ROBUST CAPITAL ALLOCATION 11 INVESTMENTS IN GROWTH INITIATIVES CAPITAL RETURNED TO SHAREHOLDERS $800M+ invested in our plants and processes to drive operations $5.7B3 invested in accretive M&A activities $1.9B invested in share repurchases $300M+ invested in quarterly dividends 2x-3x target leverage2 range supported by strong balance sheet 5-year track record

SOMNIGROUP'S KNOWN TARIFF EXPOSURE

Tempur Sealy

25%
TEMPUR SEALY COGS EXPOSURE*

$140M
TARIFF IMPACT ***BEFORE*** MITIGATING ACTIONS

$80M
TARIFF IMPACT ***AFTER*** MITIGATING ACTIONS

$80M
PRICE INCREASE (2% NORTH AMERICA NET SALES)*

$0M
TEMPUR SEALY NET IMPACT

Mattress Firm

36%
MATTRESS FIRM COGS EXPOSURE

$30M
TARIFF IMPACT ***BEFORE*** MITIGATING ACTIONS

$0M
TARIFF IMPACT ***AFTER*** SUPPLIER NEGOATIONS AND PRICING ACTIONS

TARIFF-RELATED PRICING
is expected to represent a
2–3% *PRICE IMPACT*
to the end-consumer

*Tempur Sealy on a standalone basis before intercompany eliminations.
All numbers are presented on an annualized basis. A price increase went into effect in the third quarter 2025 that targeted approximately $60 million of the expected tariff impact. We expect an additional price increase to go into effect in early 2026 that targets the approximately $20 million of additional expected tariff impact.

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13

OVERVIEW – MATTRESS FIRM 14 LEADING OMNICHANNEL U.S. RETAILER 2,200+4 brick-and-mortar retail stores integrated with e- commerce and sleep education platforms to enable a seamless consumer purchase journey STRONG CONSUMER ENGAGEMENT Robust consumer touchpoints with deep insight into evolving preferences to optimize the consumer purchase journey and sustain consumer loyalty EXCEPTIONAL RETAIL TALENT 6,000+ highly trained retail sales associates facilitate an educational and effective end-to-end consumer purchase journey DIVERSIFIED PRODUCT OFFERING Leading brands and complementary private labels provide a range of innovative consumer solutions

RETAIL FOOTPRINT

- 2,200[4]+ owned retail stores across 45 states
- Integrated e-commerce capabilities with 75M+ website visitors[5] annually

Geographic Footprint



WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MS
MI
IN
KY
TN
AL
OH
WV
GA
FL
SC
NC
VA
PA
NY
VT
NH
ME
MA
RI
CT
NJ
DE
MD
DC
AK
Owned or owned + franchised locations
Franchised locations

MATTRESSFIRM

SOMNIGROUP

15

MATTRESS FIRM’S DIVERSIFIED PRODUCT OFFERINGS 16 Somnigroup Brands and Private Label Other Leading Brands and Private Labels • A leading retailer of Tempur-Pedic®, Sealy®, and Stearns & Foster® branded products • Retails Sleepy’s® private label bedding manufactured by Tempur Sealy • A leading retailer of Beautyrest®, Nectar®, Serta®, Simmons®, Tuft & Needle®, and Purple® branded products • Retails tulo® private label bedding manufactured by third-party OEM SOMNIGROUP BRANDS AND PRIVATE LABELS ARE EXPECTED TO REPRESENT A MID-50s PERCENTAGE OF MATTRESS FIRM’S 2025 SALES1

SCALE COMPETITIVE DIFFERENTIATORS 17 PRODUCT SELECTION Diverse and curated assortment CONVENIENCE Seamless experience nationwide on and offline RETAIL EXPERTISE Highly trained Sleep Experts EXPERIENCE Personalized to each consumer CONSUMER TOUCHPOINTS Data driven tools improving consumer outcomes LOGISTICS Accelerated order-to-deliver

SALES GROWTH OUTLOOK 18 Drive conversion and AOV through enhanced RSA training Invest in stores and products to improve consumer shopping experience Continuously align brick-and-mortar footprint to consumer demand Drive e-commerce traffic via strategic investments in digital marketing Leverage improving U.S. industry and drive market share

19

OVERVIEW – TEMPUR SEALY 20 CORE COMPETENCIES GEOGRAPHICAL CONCENTRATION PRODUCTS SOLD IN 100+ COUNTRIES WORLDWIDE Consumer-Centric Innovation Leading Product Brands World-Class Manufacturing Integrated Marketing Extensive Logistics Capabilities ~70% Domestic ~30% International

COMPETITIVE DIFFERENTIATORS 21 ICONIC BRANDS Consumer preferred supported by advertising DIVERSE PORTFOLIO Wide range of price points and technologies MANUFACTURING Extensive capabilities across 70+ plants LOGISTICS Global integrated logistics operations R&D Advanced in-house technology and product development MARKETING Fully integrated data-driven marketing initiatives SCALE

BRAND PORTFOLIO 22 TEMPUR-PEDIC®: LEADING WORLDWIDE PREMIUM BEDDING BRAND Tempur-Pedic® uniquely adapts, supports, and aligns to you to deliver truly life- changing sleep. $2,200-$10,300* STEARNS & FOSTER®: HIGH-END-TARGETED BRAND The world’s finest beds that are made with exceptional materials, time-honored craftsmanship and impeccable design. $1,800-$6,500* SEALY®: #1 BEDDING BRAND1 Combines innovation, engineering and industry-leading testing to ensure quality and durability. $400-$3,000* PRIVATE LABEL OFFERINGS: CUSTOMIZED PRODUCT Offers products for the value-oriented consumer. *Retail prices for a standard queen mattress

GLOBAL MANUFACTURING FOOTPRINT 23 71 manufacturing facilities 20 million sq. ft. of manufacturing and distribution operations 4 state-of-the-art product testing locations 75k sq. ft. R&D innovation Wholly owned (31) Joint Venture (9) Licensee (27)Tempur-Pedic® Facility (4)

TTM 3Q’25 Sales SUCCESSFUL OMNI-DISTRIBUTION PLATFORM 24 • Significant worldwide sales growth • Highly profitable • Direct customer relationships E-commerce • Luxury Tempur-Pedic® experiences • Operate approximately 4504 stores worldwide and expanding direct customer relationships • Highly profitable Company- Owned Stores • Third-party retailers are our largest distribution channel • Significant private label opportunity • Valued win-win relationships with retailers Wholesale NORTH AMERICA WHOLESALE* NORTH AMERICA DIRECT-TO- CONSUMER INTERNATIONAL WHOLESALE INTERNATIONAL DIRECT-TO-CONSUMER 60% 11% 11% 18%

KEY MARKETS 25 NORTH AMERICA • $50B1 bedding market • Concentrated manufacturing market • Historically strong bedding industry growth, emerging from a prolonged downturn* • Market share leader with continued opportunities to expand through higher slot velocity, expansion into non-traditional channels, and growing DTC presence INTERNATIONAL • $70B1 bedding market • Highly fragmented • Historically solid bedding industry growth, emerging from a prolonged downturn • Low single-digit market share today, opportunity for growth *See historical U.S. industry detail in Appendix

SALES GROWTH OUTLOOK 26 Expand into OEM market. Grow wholesale through existing and new retail relationships. Invest in innovation to meet customer demand. Expand direct-to-consumer through e-commerce and company-owned stores. Invest in U.S. Sealy and Stearns & Foster® products and marketing.

27

DIVERSIFIED PRODUCT OFFERING Multi-branded strategy comprised of in-house brands, Tempur Sealy brands, and third-party brands OVERVIEW – DREAMS 28 LEADING UK BEDDING RETAILER 200+ brick-and-mortar retail stores, 2,000+ colleagues, and an integrated e-commerce platform attracting over 18M visitors5 annually VERTICALLY INTEGRATED In-house manufacturing, distribution and logistics operations result in Dreams producing and delivering the majority of the product it sells MARKET SHARE OPPORTUNITY Driving growth through leveraging its vertically integrated business model and broad brand range of offerings to meet consumer needs

FINANCIALS 29

THIRD QUARTER PERFORMANCE

Q3 '25 Sales by Channel*


35%
65%
Direct
Wholesale

(in millions, except percentages and per common share amounts)	Three Months Ended			Trailing Twelve Months Ended		
	September 30, 2025	September 30, 2024	% Change	September 30, 2025	September 30, 2024	% Change
Net Sales	$2,123	$1,300	63.3%	$6,816	$4,894	39.3%
Net Income	$177	$130	36.5%	$315	$390	-19.1%
Adjusted Net Income[2]	$201	$147	37.5%	$519	$442	17.4%
EBITDA[2]	$379	$253	49.9%	$885	$826	7.1%
Adjusted EBITDA[2]	$419	$275	52.4%	$1,177	$907	29.8%
GAAP EPS	$0.83	$0.73	13.7%	$1.53	$2.19	-30.1%
Adjusted EPS[2]	$0.95	$0.82	15.9%	$2.57	$2.48	3.6%

*FY'24 pro forma sales[3] were 65% direct and 35% wholesale.
Adjusted EBITDA per credit facility is used to calculate leverage per the terms of our credit facility. Please refer to the appendix for a reconciliation of net income to adjusted EBITDA[2] and adjusted EBITDA per credit facility[2].

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2025 OUTLOOK6 31 Expect full-year adjusted EPS2 between $2.60 and $2.75 Other Modeling Assumptions $295MDepreciation & Amortization $200MCapital Expenditures $260MInterest Expense 25%U.S. Federal Tax Rate 210M sharesDiluted Share Count • We expect sales of approximately/slightly ahead of $7.5B at the midpoint • The global bedding industry to decline low to mid- single digits versus the prior year, a slight improvement from our prior outlook • Consolidated gross margin to be slightly above 44% • $700M of advertising investments • Resulting in adjusted EBITDA2 of $1.3B $1.00 $1.94 $3.19 $2.60 $2.40 $2.55 $2.68 15 20 25 30 $- $1.00 $2.00 $3.00 $4.00 2019 2020 2021 2022 2023 2024 2025 U .S . P ro du ce d U ni ts (M ill io ns ) Ad ju st ed E PS 2 Projected Adjusted EPS2 CAGR of 18% 2019-2025 Adjusted EPS U.S. Produced Mattress Units

32 Accounting for Mattress Firm acquisition ACQUISITION AND DIVESTITURE • The acquisition of Mattress Firm on February 5th • The divestiture of 103 Sleep Outfitters and 73 Mattress Firm stores on May 1st • The elimination of intercompany sales between Mattress Firm and Tempur Sealy, which is expected to be approximately 19% of global Tempur Sealy sales in 2025 • Tempur Sealy has historically accounted for store occupancy costs in operating expense. It is now treated as COGS. This will result in an approximate 150 basis point headwind to North America’s gross margin and an 800 basis point headwind to International’s gross margin year over year • Mattress Firm has historically accounted for co-operative advertising dollars provided by Tempur Sealy as a reduction to COGS. It is now treated as a reduction to advertising expense. Tempur Sealy continues to account for all co-operative advertising investments in Advertising expense P&L LANDSCAPING PURCHASE PRICE ACCOUNTING • Approximately $15 million of incremental non-cash expense associated with the step up to fair value of the acquired Mattress Firm business, which will primarily impact Mattress Firm COGS 2025 OUTLOOK6

MATTRESS FIRM ACQUISITION NET SYNERGIES[6]

Adjusted EBITDA[2,3] Impact	2025	2026	2027	Total
Sales Synergies	$60	$40	-	$100
Cost Synergies	$15	$50	$35	$100
Total	**$75**	**$90**	**$35**	**$200**

SALES SYNERGIES

- Mattress Firm is further aligning their merchandising to consumer demand
- As a result, we are realizing meaningful expansion in Tempur Sealy's balance of share at Mattress Firm, resulting in incremental Tempur Sealy EBITDA[2]
- We are also realizing an EBITDA[2] benefit from enhanced economics as Mattress Firm deepens relationships with key third-party suppliers

COST SYNERGIES

- Expanded scale and vertical integration drive operational efficiencies across sourcing, manufacturing, and logistics
- Enhanced visibility to consumer demand creates opportunities for agile and fortified supply chain management

SOMNIGROUP 33

MATTRESS FIRM ACQUISITION MULTIPLE

	Signed 5/9/23 Share Price $37.62	Closed 2/5/25 Share Price $65.65
Cash Consideration	$2,700	$2,700
Stock Consideration	$1,287	$2,245
Purchase Price	**$3,987**	**$4,945**
4yr Avg EBITDA[2]	$528	$528
Cost Synergies	$100	$100
Sales Synergies	$100	$100
Normalized Adj. EBITDA[2]	**$728**	**$728**
Implied Purchase Multiple	**5.5**	**6.8**
SGI Adj. EBITDA[2] Multiple	**9.5**	**12.5**

MFRM 4-Year Adj. EBITDA[2,7]	
High	$697
Low	$401
Average	$528
TTM Sep 2025	$382

SOMNIGROUP 34

LONG TERM PERSPECTIVE6 35 2026-2028 Adjusted EPS2 SALES TARGETS1 • We are targeting sales to grow at a compound annual rate of mid single digits starting in 2026. • This indicates adjusted EPS2 would increase from the $2.68 midpoint for 2025 to approximately $4.85 by 2028, a compound annual growth rate of 22%. $2.68 $4.85 $0.00 $2.00 $4.00 $6.00 2025 2028

$0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2021 2022 2023 2024 TTM 3Q'25 Full-Year Adjusted EBITDA STRONG BALANCE SHEET & CASH FLOW 36 1.50x 2.00x 2.50x 3.00x 3.50x 4Q20 4Q21 4Q22 4Q23 4Q24 4Q25E Leverage Target Range Leverage $0 $200 $400 $600 $800 $1,000 2021 2022 2023 2024 TTM 3Q'25 Full-Year Operating Cash Flow

CAPITAL STRUCTURE 37 • Leverage2 was 3.28x and liquidity was ~$986M as of 9/30/25 • We expect to return to our target leverage range of 2.0x to 3.0x • In 2026, we intend to begin to allocate approximately 50 percent of free cash flow to capital returns to shareholders in the form of dividends and share repurchases • Credit ratings o Fitch: BB+ o Moody’s: Ba2 o S&P: BB $304 $14 $56 $56 $931 $114 $800 $800 $4 $15 $15 $15 $15 $1,325 0 500 1000 1500 2000 2500 2025 2026 2027 2028 2029 Thereafter Debt Maturities Revolving Credit Facility Term Loan A Securitized Debt 2029 Senior Notes 2031 Senior Notes Term Loan B

Thank you for your interest in For more information, please email: investor.relations@somnigroup.com 38

APPENDIX 39

POST-ACQUISITION MATTRESS FIRM MARKETING 40 Mattress Firm Strategic Advertising Shift • Revising Mattress Firm’s advertising strategy is expected to further enhance Somnigroup’s overall marketing effectiveness • We have developed a new campaign that focuses on the role Mattress Firm and the products it sells can play to address widespread sleep problems • We expect this new campaign will better highlight product value proposition and drive category interest and retail traffic industry-wide • Preliminary testing has demonstrated the new campaign is Mattress Firm’s strongest in recent history, scoring meaningfully higher overall compared to prior campaigns • We launched this new campaign in Q3’25 *Findings of third-party research measuring advertising effectiveness based on viewer reaction to video ads. Overall Ace Score Attention Persuasion Relevance Information Average Third-Party Ad Testing Scores* by Mattress Firm Campaign (Last 7 Years) PREVIOUS "NON-CAMPAIGN" ADS JUNK SLEEP TRMM SLEEP AT NIGHT NEW 2025 SLEEP EASY CAMPAIGN Overall Score

U.S. HISTORICAL INDUSTRY VOLUMES1 41 U.S. Produced Mattress Units Source: ISPA, U.S. ITC, management estimates 18.1 20.1 20.9 22.5 24.3 23.5 23.6 23.5 24.1 24.7 20.4 18.0 16.7 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 15.0 16.0 17.0 18.0 19.0 20.0 21.0 22.0 23.0 24.0 25.0 2009 20-year Trough 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 U .S . P ro du ce d U ni ts / U .S . P op ul at io n U .S . P ro du ce d U ni ts (M ill io ns ) U.S. Produced Units 10-Year Average 20-Year Trough (2009) U.S. Produced Units / U.S. Population

UBS VIEW - U.S. MATTRESS INDUSTRY ANALYSIS* 42Source: ISPA, U.S. ITC, management estimates *Pursuant to this email UBS AG or its affiliate which published the UBS Material ("UBS") grants Somnigroup International ("Client") a royalty free, non-exclusive and non-transferable license to use the extract of the research report set out below (the "UBS Material") to be used in an external slide deck used for external discussions with clients and prospective clients (the “Purpose”). Client acknowledges ownership by UBS of all intellectual property and proprietary rights in the UBS Material, whether registered or unregistered, legal or beneficial. Client also agrees to display the following copyright notice indicating that UBS is the owner of the copyright in the UBS Material, "Source: [Mattress Industry Charts from U.S. Hardlines Retail HFA Top 100 Retailer Summit report (published 9/4/25)] © UBS 2025 All rights reserved. Reproduced with permission. May not be forwarded or otherwise distributed." UBS EXPRESSLY EXCLUDES ANY AND ALL WARRANTIES OF ANY KIND WITH RESPECT TO THE UBS MATERIAL. THE UBS MATERIAL IS LICENSED "AS IS" AND "AS AVAILABLE" WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF TITLE, ACCURACY OR FITNESS FOR A PARTICULAR PURPOSE) AND CLIENT ASSUMES THE ENTIRE AND SOLE RISK OF ITS USE AND RELIANCE THEREON. CLIENT WILL HOLD UBS HARMLESS ON DEMAND FROM ANY ACTUAL OR THREATENED LIABILITY WHICH MAY ARISE FROM CLIENT'S USE OF THE UBS MATERIAL. Client is not permitted to assign, sublicense, transfer or otherwise dispose of all or any of its s rights or obligations under this email. Use of the UBS Material will constitute acceptance of the terms of this email. The disclaimer and other terms applicable to the UBS Material as set out therein continue to apply save as varied by this email solely in order to fulfil the Purpose.

43 SUSTAINABILITY INITIATIVES Environmental • Progressed towards our goal of achieving carbon neutrality by 2040 through reducing greenhouse gas emissions at our wholly owned manufacturing and logistics operations by 2% compared to the prior year* • Maintained zero waste to landfill status at all our U.S. and European manufacturing operations and made progress towards our goal to achieve zero waste to landfill status at 100% of our corporate offices and R&D labs by 2025 • Launched a program to track greenhouse gas emissions within our U.S. retail operations, a key milestone in our path to carbon neutrality by 2040 Purpose • Awarded #1 in Customer Satisfaction for both the Online Purchase and Retail Purchase segments in the J.D. Power 2024 U.S. Mattress Satisfaction Study for our Tempur-Pedic brand for the fourth consecutive year for the online category and fifth time in six years for the retail category • Continued to deliver industry-leading advancements, providing consumers with access to better sleep quality through a diverse portfolio of products, price points, and technologies • Contributed over $29 million in product and monetary donations to charitable causes People • Embedded ESG performance as a factor in executive leadership’s 2024 compensation program • Invested in employee training, professional development, and satisfaction with a variety of initiatives that led to obtaining an Engagement Score of 75% on a comprehensive survey of employee sentiment, surpassing the industry average by 4% • Continued to implement a comprehensive set of employee health and safety initiatives, resulting in improved manufacturing and logistics employee health metrics *This excludes the impact of the new Crawfordsville facility opened in late 2023. Including the impact of new facilities, we reduced greenhouse gas emissions at our wholly owned manufacturing and logistics operations by 0.5% compared to the prior year. The impact of acquisitions will be integrated into our Corporate Responsibility disclosures and initiatives 24 months after closing. 2024 Updates

FORWARD-LOOKING STATEMENTS

This investor presentation contains statements regarding the Company's expectations future performances, integration of acquired companies with our business (including Mattress Firm), the Company's quarterly cash dividend, the Company's expectations regarding geopolitical events (including the war in Ukraine and the conflict in the Middle East), the Company's share repurchase targets, the Company's expectations regarding net sales and adjusted EPS for 2025 and subsequent periods and the Company's expectations for increasing sales growth, product launches, channel growth, acquisitions and commodities outlook, expectations regarding the imposition of new tariffs and retaliatory tariffs, increases in existing tariffs and other changes in trade policy and regulations, changes in tax laws generally, including the H.R. 1 bill, the U.S. government shutdown and its effect on sales and supply of materials, and expectations regarding supply chain disruptions and the macroeconomic environment. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These potential risks include the factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2024. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Note Regarding Historical Financial Information:
In this investor presentation we provide or refer to certain historical information for the Company. For a more detailed discussion of the Company's financial performance, please refer to the Company's SEC filings.

Note Regarding Trademarks, Trade Names, and Service Marks:
TEMPUR®, Tempur-Pedic®, the Tempur-Pedic & Reclining Figure Design®, TEMPUR-Adapt®, TEMPUR-ProAdapt®, TEMPUR-LuxeAdapt®, TEMPUR-ProBreeze®, TEMPUR-LuxeBreeze®, TEMPUR-Cloud®, TEMPUR-Contour™, TEMPUR-Rhapsody™, TEMPUR-Flex®, THE GRANDBED BY Tempur-Pedic®, TEMPUR-Ergo®, TEMPUR-UP™, TEMPUR-Neck™, TEMPUR-Symphony™, TEMPUR-Comfort™, TEMPUR-Traditional™, TEMPUR-Home™, Sealy®, Sealy Posturepedic®, Stearns & Foster®, COCOON by Sealy™, SealyChill™, Clean Shop Promise®, and Mattress Firm®, are trademarks, trade names, or service marks of Somnigroup International Inc., and/or its subsidiaries. All other trademarks, trade names, and service marks in this presentation are the property of the respective owners.

Limitations on Guidance: The guidance included herein is from or supplemental to the Company's press release and related earnings call on November 6, 2025. The Company is neither reconfirming this guidance as of the date of this investor presentation nor assuming any obligation to update or revise such guidance. See above.

SOMNIGROUP 44

45 In this investor presentation and certain of its press releases and SEC filings, the Company provides information regarding adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, free cash flow, consolidated indebtedness less netted cash, and leverage, which are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”) and do not purport to be alternatives to net income and earnings per share as a measure of operating performance, an alternative to cash provided by operating activities as a measure of liquidity, or an alternative to total debt. The Company believes these non-GAAP measures provide investors with performance measures that better reflect the Company’s underlying operations and trends, including trends in changes in margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments management makes to derive the non-GAAP measures include adjustments to exclude items that may cause short-term fluctuations in the nearest GAAP measure, but which management does not consider to be the fundamental attributes or primary drivers of the Company’s business. The Company believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results from continuing operations and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its consolidated and business segment performance compared to prior periods and the marketplace, to establish operational goals and management incentive goals, and to provide continuity to investors for comparability purposes. Limitations associated with the use of these non-GAAP measures include that these measures do not present all the amounts associated with the Company’s results as determined in accordance with GAAP. These non-GAAP measures should be considered supplemental in nature and should not be construed as more significant than comparable measures defined by GAAP. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. For more information regarding the use of these non-GAAP financial measures, please refer to the reconciliations on the following pages and the Company’s SEC filings. EBITDA and Adjusted EBITDA A reconciliation of the Company’s GAAP net income to EBITDA and adjusted EBITDA per credit facility is provided on the subsequent slides. Management believes that the use of EBITDA and adjusted EBITDA per credit facility provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period as well as the Company’s compliance with requirements under its credit agreement. Adjusted Net Income and Adjusted EPS A reconciliation of the Company’s GAAP net income to adjusted net income and a calculation of adjusted EPS are provided on subsequent slides. Management believes that the use of adjusted net income and adjusted EPS also provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period. Forward-looking Adjusted EPS is a non-GAAP financial measure. The Company is unable to reconcile this forward-looking non-GAAP measure to EPS, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact EPS in 2025. Leverage Consolidated indebtedness less netted cash to adjusted EBITDA per credit facility, which the Company may refer to as leverage, is provided on a subsequent slide and is calculated by dividing consolidated indebtedness less netted cash, as defined by the Company’s senior secured credit facility, by adjusted EBITDA per credit facility. The Company provides this as supplemental information to investors regarding the Company’s operating performance and comparisons from period to period, as well as general information about the Company's progress in managing its leverage. USE OF NON-GAAP FINANCIAL MEASURES INFORMATION

QTD ADJUSTED NET INCOME[2] AND ADJUSTED EPS[2]

	Three Months Ended			
(in millions, except per share amounts)	September 30, 2025		September 30, 2024	
Net income	$	177.4	$	130.0
Business combination charges (1)		32.2		—
Supply chain transition costs (2)		7.3		8.2
Disposition-related costs (3)		1.3		—
Transaction costs (4)		(0.9)		13.7
Adjusted income tax provision (5)		(15.9)		(5.4)
Adjusted net income	$	201.4	$	146.5
Adjusted earnings per common share, diluted	$	0.95	$	0.82
Diluted shares outstanding		212.5		178.2

(1) In the third quarter of 2025, the Company recorded $32.2 million of business combination charges. Cost of sales included $13.4 million of charges primarily related to the refinement of Mattress Firm's multi-branded merchandising plan. Operating expenses included $12.6 million of professional fees and restructuring costs. Other expenses included $6.2 million of charges.

(2) In the third quarter of 2025, the Company recorded $7.3 million of supply chain transition costs associated with the consolidation of certain manufacturing facilities. Cost of sales included $0.9 million of transition costs. Other expenses included $6.4 million of costs, primarily related to a manufacturing facility lease termination. In the third quarter of 2024, the Company recorded $8.2 million of supply chain transition costs associated with the consolidation of certain manufacturing facilities, with $8.0 million recorded in cost of sales and $0.2 million recorded in operating expenses.

(3) In the third quarter of 2025, the Company recorded $1.3 million of disposition-related costs, primarily related to retail store transition costs incurred for the divestiture to Mattress Warehouse. Operating expenses and other expenses included $0.9 million and $0.4 million of costs, respectively.

(4) In the third quarter of 2025, the Company recorded a benefit of $0.9 million of transaction costs related to the Mattress Firm acquisition. Operating expenses included $1.2 million of costs, and other expenses included a benefit of $2.1 million. This benefit relates to reimbursements for previously recorded transaction costs. In the third quarter of 2024, the Company recorded $13.7 million of transaction costs, with $2.4 million in cost of sales and $11.3 million in operating expenses, primarily related to legal and professional fees associated with the Mattress Firm acquisition.

(5) Adjusted income tax provision represents the tax effects associated with the aforementioned items.

*For a reconciliation net income to adjusted net income and adjusted EPS in prior reporting periods, please refer to the Company's SEC filings.

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TTM ADJUSTED NET INCOME[2] AND ADJUSTED EPS[2]

(in millions, except per common share amounts)		Trailing Twelve Months Ended September 30, 2025
Net income	$	315.2
Acquisition-related costs (1)		114.2
Transaction costs (2)		67.9
Business combination charges (3)		49.8
Customer-related transition charges (4)		26.7
Transaction-related interest expense, net (5)		16.6
Loss on disposal of business (6)		13.9
Supply chain transition costs (7)		13.4
Disposition-related costs (8)		10.5
Cybersecurity Event (9)		(4.9)
Adjusted income tax provision (10)		(104.6)
Total adjustments	$	203.5
Adjusted net income	$	518.7
Adjusted earnings per share, diluted	$	2.57

(1) In the trailing twelve months ended September 30, 2025, the Company recognized $114.2 million of acquisition-related costs following the Mattress Firm acquisition, primarily related to one-time business combination accounting and purchase price allocation adjustments.

(2) In the trailing twelve months ended September 30, 2025, the Company recognized $67.9 million of transaction costs primarily associated with the Mattress Firm acquisition and related divestitures.

(3) In the trailing twelve months ended September 30, 2025, the Company recorded $49.8 million of business combination charges.

(4) In the trailing twelve months ended September 30, 2025, the Company recorded $26.7 million of transition charges as a result of a customer's acquisition which foreclosed on the OEM distribution to this customer.

(5) In the trailing twelve months ended September 30, 2025, the Company incurred $16.6 million of transaction-related interest expense, net of interest income, related to the Term B Loan drawn and held in escrow. The proceeds of the Term B Loan were released upon the closing of the Mattress Firm Acquisition on February 5, 2025.

(6) In the trailing twelve months ended September 30, 2025, the Company recorded a $13.9 million loss on disposal of business, net of proceeds of $9.0 million, associated with the divestiture of 73 Mattress Firm stores and its Sleep Outfitters subsidiary.

(7) In the trailing twelve months ended September 30, 2025, the Company recognized $13.4 million in supply chain transition costs associated with the consolidation of certain manufacturing facilities.

(8) In the trailing twelve months ended September 30 2025, the Company recorded $10.5 million of disposition-related costs.

(9) In the trailing twelve months ended September 30, 2025, the Company received proceeds of $4.9 million for an insurance claim related to the previously disclosed cybersecurity event identified on July 23, 2023.

(10) Adjusted income tax provision represents the tax effects associated with the aforementioned items.

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*For a reconciliation net income to adjusted net income and adjusted EPS in prior reporting periods, please refer to the Company's SEC filings.

ADJUSTED EBITDA[2]

(in millions)	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024
Net income	$ 177.4	$ 130.0
Interest expense, net	69.9	30.8
Income taxes	56.2	40.8
Depreciation and amortization	75.5	51.3
EBITDA	$ 379.0	$ 252.9
Adjustments:		
Business combination charges (1)	32.2	—
Supply chain transition costs (2)	7.3	8.2
Disposition related costs (3)	1.3	—
Transaction costs (4)	(0.9)	13.7
Adjusted EBITDA	$ 418.9	$ 274.8

(1) In the third quarter of 2025, the Company recorded $32.2 million of business combination charges. Cost of sales included $13.4 million of charges primarily related to the refinement of Mattress Firm's multi-branded merchandising plan. Operating expenses included $12.6 million of professional fees and restructuring costs. Other expenses included $6.2 million of charges.

(2) In the third quarter of 2025, the Company recorded $7.3 million of supply chain transition costs associated with the consolidation of certain manufacturing facilities. Cost of sales included $0.9 million of transition costs. Other expenses included $6.4 million of costs, primarily related to a manufacturing facility lease termination. In the third quarter of 2024, the Company recorded $8.2 million of supply chain transition costs associated with the consolidation of certain manufacturing facilities, with $8.0 million recorded in cost of sales and $0.2 million recorded in operating expenses.

(3) In the third quarter of 2025, the Company recorded $1.3 million of disposition-related costs, primarily related to retail store transition costs incurred for the divestiture to Mattress Warehouse. Operating expenses and other expenses included $0.9 million and $0.4 million of costs, respectively.

(4) In the third quarter of 2025, the Company recorded a benefit of $0.9 million of transaction costs related to the Mattress Firm acquisition. Operating expenses included $1.2 million of costs, and other expenses included a benefit of $2.1 million. This benefit relates to reimbursements for previously recorded transaction costs. In the third quarter of 2024, the Company recorded $13.7 million of transaction costs, with $2.4 million in cost of sales and $11.3 million in operating expenses, primarily related to legal and professional fees associated with the Mattress Firm acquisition.

*For a reconciliation net income to EBITDA and Adjusted EBITDA in prior reporting periods, please refer to the Company's SEC filings.

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TTM ADJUSTED EBITDA[2]

(in millions)	Trailing Twelve Months Ended September 30, 2025	
Net income	$	315.2
Interest expense, net		223.4
Transaction related interest expense, net (1)		16.6
Income tax provision		66.0
Depreciation and amortization		264.2
EBITDA	$	885.4
Adjustments for financial covenant purposes:		
Acquisition-related costs (2)		114.2
Transaction costs (3)		67.9
Business combination charges (4)		49.8
Customer-related transition charges (5)		26.7
Loss on disposal of business (6)		13.9
Supply chain transition costs (7)		13.4
Disposition-related costs (8)		10.5
Cybersecurity event (9)		(4.9)
Adjusted EBITDA	$	1,176.9
Adjustments for financial covenant purposes:		
Loss from unrestricted subsidiary (10)		4.7
Earnings from Mattress Firm prior to acquisition (11)		107.6
Future cost synergies to be realized from Mattress Firm acquisition (12)		100.0
Adjusted EBITDA per credit facility	$	1,389.2
Consolidated indebtedness less netted cash	$	4,558.2
Ratio of consolidated indebtedness less netted cash to adjusted EBITDA		3.28 times

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*For a reconciliation net income to EBITDA and Adjusted EBITDA in prior reporting periods, please refer to the Company's SEC filings.

TTM ADJUSTED EBITDA[2]

(1) In the trailing twelve months ended September 30, 2025, the Company incurred $16.6 million of transaction-related interest expense, net of interest income, related to the Term B Loan drawn and held in escrow. The proceeds of the Term B Loan were released upon the closing of the Mattress Firm Acquisition on February 5, 2025.

(2) In the trailing twelve months ended September 30, 2025, the Company recognized $114.2 million of acquisition-related costs following the Mattress Firm acquisition, primarily related to one-time business combination accounting and purchase price allocation adjustments.

(3) In the trailing twelve months ended September 30, 2025, the Company recognized $67.9 million of transaction costs primarily associated with the Mattress Firm acquisition and related divestitures.

(4) In the trailing twelve months ended September 30, 2025, the Company recorded $49.8 million of business combination charges.

(5) In the trailing twelve months ended September 30, 2025, the Company recorded $26.7 million of transition charges as a result of a customer's acquisition which foreclosed on our OEM distribution to this customer.

(6) In the trailing twelve months ended September 30, 2025, the Company recorded a $13.9 million loss on disposal of business, net of proceeds of $9.0 million, associated with the divestiture of 73 Mattress Firm stores and its Sleep Outfitters subsidiary.

(7) In the trailing twelve months ended September 30, 2025, the Company recognized $13.4 million in supply chain transition costs associated with the consolidation of certain manufacturing facilities.

(8) In the trailing twelve months ended September 30 2025, the Company recorded $10.5 million of disposition-related costs.

(9) In the trailing twelve months ended September 30, 2025, the Company received proceeds of $4.9 million for an insurance claim related to the previously disclosed cybersecurity event identified on July 23, 2023.

(10) A subsidiary in the Tempur Sealy North America business segment was accounted for as held for sale and designated as an unrestricted subsidiary under the 2023 Credit Agreement. Therefore, this subsidiary's financial results were excluded from the Company's adjusted financial measures for covenant compliance purposes.

(11) The Company completed the Mattress Firm Acquisition on February 5, 2025 and designated the Mattress Firm subsidiary as restricted under the 2023 Credit Agreement. For covenant compliance purposes, the Company included $107.6 million of Mattress Firm EBITDA for the period prior to acquisition in the calculation of adjusted EBITDA per the credit facility for the trailing twelve months ended September 30, 2025.

(12) For the trailing twelve months ended September 30, 2025, the Company is permitted to include $100.0 million of future cost synergies expected to be realized in connection with acquisitions for the purpose of calculating adjusted EBITDA in accordance with the 2023 Credit Agreement.

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*For a reconciliation net income to EBITDA and Adjusted EBITDA in prior reporting periods, please refer to the Company's SEC filings.

51 LEVERAGE2 RECONCILIATION *For a reconciliation of leverage to consolidated indebtedness less netted cash in prior reporting periods, please refer to the Company’s SEC filings. We present deferred financing costs as a direct reduction from the carrying amount of the related debt in the Condensed Consolidated Balance Sheets. For purposes of determining total debt for financial covenant purposes, the Company has added these costs back to total debt, net as calculated per the Condensed Consolidated Balance Sheets. (1) Netted cash includes cash and cash equivalents for domestic and foreign subsidiaries designated as restricted subsidiaries in the 2023 Credit Agreement.(2) September 30, 2025(in millions) $ 4,625.2Total debt, net 33.2Plus: Deferred financing costs (1) 4,658.4Total debt 100.2Less: Netted cash (2) $ 4,558.2Consolidated indebtedness less netted cash

52 FOOTNOTES 1 Management estimates, informed by equity research notes and other industry reports 2 Adjusted net income, EBITDA, adjusted EBITDA, adjusted EBITDA per credit facility, adjusted EPS, leverage, and free cash flow are non-GAAP financial measures. Please refer to the “Use of Non-GAAP Financial Measures Information” on a previous slide for more information regarding the definitions of adjusted net income, EBITDA, adjusted EBITDA, adjusted EPS, leverage, and free cash flow, including the adjustments (as applicable) from the corresponding GAAP information. Please refer to “Forward-Looking Statements” and “Limitations on Guidance” on a previous slide 3 Pro forma financials reflect Tempur Sealy’s 12/31/24 results, updated for the impact of the Mattress Firm acquisition, including the elimination of intercompany sales between Tempur Sealy and Mattress Firm. Pro forma financials in this presentation do not reflect the May 1, 2025, divestiture of the Sleep Outfitters subsidiary and 73 Mattress Firm retail locations 4 Reflects the May 1, 2025 divestiture of 103 Sleep Outfitters retail locations and 73 Mattress Firm retail locations 5 Website visitors is defined as the number of website users, identified by internet protocol addresses and devices that have initiated at least one session on the referenced website during the period 6 Based on and supplemental to the Company’s financial targets and long-term perspective provided in the press release dated November 6, 2025, and the related earnings call on November 6, 2025. Please refer to “Forward-Looking Statements” and “Limitations on Guidance.” The Company is unable to reconcile forward‐looking adjusted EPS, a non‐GAAP financial measure, to EPS, its most directly comparable forward‐looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact EPS in 2025 or beyond 7 Any financial information included in this presentation for Mattress Firm prior to the acquisition date of February 5, 2025, is based on Mattress Firm’s historical financial reporting and has not been audited by the Company or the Company’s accountants